Exhibit 10

KPMG LLP	Telephone	267 256 7000
1601 Market Street	Fax	609 896 9782
Philadelphia, PA 19103	Internet	www.us.kpmg.com

May 23, 2006

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, PA 19355

In the past, KPMG LLP (“KPMG”) and Auxilium Pharmaceuticals, Inc. (the “Company”) have entered into Letter Agreements which provide, subject to the terms and conditions specified therein, that the Company will indemnify and hold KPMG harmless from and against legal costs and expenses incurred by KPMG in connection with its successful defense of any legal action or proceeding that may arise as a result of KPMG’s consent to the inclusion or incorporation by reference of its audit report on the Company’s consolidated financial statements for a particular year in a registration statement or other document to be filed with the United States Securities and Exchange Commission.

The Company and KPMG desire to enter into a new Letter Agreement which will cover all registration statements filed by the Company on and after the date hereof with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, for which KPMG ultimately agrees to consent to the inclusion or incorporation by reference of (a) its audit report on the Company’s consolidated financial statements as of December 31, 2004 and for each of the years in the two-year period then ended, or (b) its audit report on the Company’s consolidated financial statements for the year ended December 31, 2004, therein (the “Company Registration Statements”). In consideration of the mutual agreements herein, and intending to be legally bound, the Company and KPMG hereby agree as follows:

The Company agrees to indemnify KPMG from certain risks inherent in KPMG’s consenting to allow the Company to include or incorporate by reference its audit report on the Company’s consolidated financial statements as of December 31, 2004 and for each of the years in the two-year period ended December 31, 2004, or its audit report on the Company’s consolidated financial statements for the year ended December 31, 2004 in the Company Registration Statements. Specifically, each time that KPMG agrees to provide such a consent, the Company agrees to indemnify and hold KPMG harmless against and from any and all legal costs and expenses (including reasonable fees and expenses of attorneys, experts and consultants) which KPMG may incur in connection with its successful defense of any legal action or proceeding that may arise as a result of its consent to the inclusion or incorporation by reference of its audit report on the Company’s consolidated financial statements in a Company Registration Statement, whether brought under the federal securities laws or other statutes, state statute, or common law, or otherwise. In the event KPMG incurs legal costs or expenses indemnified hereunder, the Company agrees to reimburse KPMG for those costs as incurred on a monthly basis. KPMG shall not be indemnified, and shall refund to the Company, any amounts paid to it pursuant to this indemnification in the event there is court adjudication that KPMG is guilty of professional malpractice, or in the event that KPMG becomes liable for any part of the plaintiff’s damages by virtue of settlement. In the event KPMG is requested pursuant to subpoena or other legal process to produce its documents relating to the Company in judicial or administrative proceedings to

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.

Auxilium Pharmaceuticals, Inc.

May 23, 2006

which KPMG is not a party, the Company shall reimburse KPMG at standard billing rates for its professional time and expenses, including reasonable attorney’s fees, incurred in responding to such requests.

It is understood and agreed that nothing in this Letter Agreement obligates KPMG to provide to the Company a consent to the inclusion or incorporation by reference of KPMG’s audit report on the Company’s consolidated financial statements for a particular year in the Company Registration Statements or other document to be filed with the United States Securities and Exchange Commission. It is further understood and agreed that each request by the Company to provide a consent is a request to KPMG to accept a new engagement for the Company which is subject to the results of its acceptance procedures to be performed at that time, and that KPMG will be free to accept or reject any or all of such requests, in its sole discretion.

Please indicate your acceptance and agreement to these terms by signing and returning a copy of this Letter Agreement to me.

Very truly yours,

KPMG LLP

John T. Capecci

Partner

cc: Jennifer Strong

ACCEPTED:

Auxilium Pharmaceuticals, Inc.

James E. Fickenscher, Chief Financial Officer
Name and Title of Authorized Officer

/s/ James E. Fickenscher
Signature of Authorized Officer

June 1, 2006
Date